      UNITED STATES

      SECURITIES and EXCHANGE COMMISSION

     WASHINGTON, D.C. 20549

      FORM 8-K

     Current Report Pursuant to Section 13 or 15(d) of the

     Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):

      February 1, 2008

     Tengasco, Inc.
     (Exact Name of Registrant as specified in its charter)

     Commission File Number 0-20975

Tennessee                          87-0267438
(State or other jurisdiction of (I.R.S. Employer Identification No.)
incorporation or organization)

     10215 Technology Drive N.W., Suite 301, Knoxville, Tennessee 37932
     (Address of Principal Executive Office

     (865) 675-1554

     (Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On February 6, 2008, Tengasco, Inc. (the “Company” or “Tengasco”) issued a press release announcing its proved oil and gas reserves as of December 31, 2007, and that it had completed drilling all ten wells in the drilling program it had entered into with Hoactzin Partners, L.P. previously referred to in the Current Report on Form 8-K filed by the Company dated September 17, 2007 which is incorporated by reference herein.

A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 8.01     Other Events

On February 1, 2008, the Board of Directors of the Company approved an amendment to the Tengasco, Inc. Stock Incentive Plan (the “Plan”) to increase the aggregate number of shares of common stock, $.001 par value of the Company as to which options and stock appreciation rights may be granted under the Plan from 3,500,000 to 7,000,000 and to extend the Plan which is currently scheduled to expire in October 2010 to October 2020. These amendments to the Plan will be submitted for approval by the shareholders of the Company at the Company’s annual meeting of stockholders to be held at the Company’s offices in Knoxville, Tennessee on June 2, 2008.

Item 9.01     Financial Statements and Exhibits

(c)     Exhibits

99.1      Press Release issued by Tengasco on February 6, 2008

     SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: February 6, 2008
                                   Tengasco, Inc.

                                   By: s/Jeffrey R. Bailey

                                    Jeffrey R. Bailey,

                                    Chief Executive Officer